SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

BACKWEB TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

June           , 2002

Dear Fellow Shareholder:

      You are cordially invited to attend the 2002 Annual General Meeting of Shareholders of BackWeb Technologies Ltd., on Wednesday, July 17, 2002, beginning at 9:00 A.M., local time, at the Company’s principal executive offices located at 3 Abba Hillel Street, Ramat Gan 52136, Israel. All shareholders of record on June 7, 2002 are invited to attend the Annual General Meeting.

      The Notice of Annual General Meeting of Shareholders, Proxy Statement and Proxy Card from the Board of Directors are enclosed.

      Please vote on all the matters listed in the enclosed Notice of Annual General Meeting of Shareholders. Your Board of Directors recommends a vote “FOR” each of the proposals listed as Items 1 through 3 in the Notice. Please refer to the Proxy Statement for detailed information on each of the proposals.

      The vote of every shareholder is important. So, regardless of whether you plan to attend the meeting, please vote by signing and returning the enclosed Proxy Card as soon as possible in the envelope provided.

      On behalf of the Board of Directors of BackWeb Technologies Ltd. and its management team, I look forward to greeting you and other valued shareholders that are able to attend the Annual General Meeting.

Sincerely,

ELI BARKAT
Chairman of the Board
and Chief Executive Officer

BACKWEB TECHNOLOGIES LTD.

3 Abba Hillel Street, Ramat Gan 52136, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held July 17, 2002

TO THE SHAREHOLDERS OF BACKWEB TECHNOLOGIES LTD.:

      The 2002 Annual General Meeting of Shareholders of BackWeb Technologies Ltd. (the “Company”) will be held on July 17, 2002, at 9:00 a.m., local time, at the Company’s principal executive offices located at 3 Abba Hillel Street, Ramat Gan 52136, Israel for the following purposes:

1.	To elect one (1) Class III Director to serve for a term of three years, expiring upon the 2005 Annual General Meeting of Shareholders, or until his successor is elected;

2.	To approve and authorize changes to the share capital of the Company in connection with the contemplated dual listing of the Company’s Ordinary Shares on the Tel Aviv Stock Exchange Ltd.;

3.	To ratify the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2002 and authorize the Board of Directors to enter into an agreement for their compensation; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on June 7, 2002, are entitled to attend and vote at the meeting. Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from that broker, bank or other nominee a proxy card issued in your name. Any shareholder attending the meeting may vote in person even if such shareholder has returned a proxy.

FOR THE BOARD OF DIRECTORS,

Eli Barkat,
Chairman

Ramat Gan, Israel

June           , 2002

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly returned the enclosed proxy in the envelope provided.

SOLICITATION AND VOTING PROCEDURES
PROPOSAL ONE
BOARD AND COMMITTEE MEETINGS
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO
PROPOSAL THREE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER PROPOSED ACTION
DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS
COMPARATIVE PERFORMANCE GRAPH

BACKWEB TECHNOLOGIES LTD.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BackWeb Technologies Ltd., an Israeli corporation (the “Company” or “BackWeb”), for use at the Annual General Meeting of the Company’s Shareholders (the “Annual Meeting”), to be held on Wednesday, July 17, 2002, at 3 Abba Hillel Street, Ramat Gan 52136, Israel, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

      The Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy Card, and the Company’s Annual Report on Form 10-K, for the year ended December 31, 2001, including financial statements, are first being mailed on or about June   , 2002 to shareholders entitled to vote at the meeting.

      The Board set June 7, 2002 (the “Record Date”) as the record date for the Annual Meeting. Only shareholders of record owning the Company’s Ordinary Shares, par value NIS 0.03 per share (“Ordinary Shares”), at the close of business on that date are entitled to vote and attend the Annual Meeting. Shareholders who hold Ordinary Shares, as of the Record Date, through a bank, broker or other nominee which is a shareholder of record of the Company or which appears in the participant listing of a security depository, are also entitled to notice of, and to vote at the Annual General Meeting. Each share is entitled to one vote. As of the Record Date, there were 39,245,648 of the Company’s Ordinary Shares outstanding and one Series E Preferred Share outstanding. The Series E Preferred Share was issued in connection with the acquisition by the Company of Lanacom Inc. in July 1997. As of the record date, this Series E Preferred Share was exchangeable for 287, 436 of the Company’s Ordinary Shares and, thus, represents the right to 287,436 votes. The total number of voting shares outstanding as of the Record date is 39,533,084.

      On the Record Date, the closing price of the Company’s Ordinary Shares on The Nasdaq National Stock Market was $0.76 per Ordinary Share.

      The mailing address for the Company’s principal executive offices is 3 Abba Hillel Street, Ramat Gan 52136, Israel. The mailing address for the Company’s principal offices in the United States is 2077 Gateway Place, Suite 500, San Jose, CA 95110.

SOLICITATION AND VOTING PROCEDURES

Solicitation

      The Company will bear the cost of soliciting proxies for the Annual Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees, may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

Voting

      Each shareholder is entitled to one vote for each Ordinary Share on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is two or more members present in person or by proxy and holding, in the aggregate, more than fifty percent of the Company’s Ordinary Shares

1.1

issued and outstanding on the Record Date. Broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

      Proxies properly executed, duly returned to and received by the Company prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are given on the proxies, such proxies will be voted “FOR” each of the proposals contained in the proxies.

Revocability of Proxies

      Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by delivering to the Secretary of the Company, prior to the Annual Meeting, at the above address of the Company, a written notice of revocation or a duly executed proxy bearing a later date. A shareholder of record at the close of business on the record date may vote in person if present at the Annual Meeting, whether or not he or she has previously given a proxy. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Record Date and Principal Share Ownership

      The following table shows the amount of our Ordinary Shares beneficially owned, as of June 7, 2002, the Record Date, by (i) persons known by us (based upon Securities and Exchange Commission filings) to own 5% or more of our Ordinary Shares, (ii) each Named Executive Officer listed in the Summary Compensation Table on page 11, (iii) our directors, and (iv) all our current executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

      Except as indicated below, the address for each listed director and officer is c/o BackWeb Technologies Ltd., 3 Abba Hillel Street, Ramat Gan 52136, Israel. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The number of Ordinary Shares outstanding used in calculating the percentages in the table below includes the Ordinary Shares underlying options or warrants held by such person that are exercisable within sixty days of June 7, 2002, but excludes Ordinary Shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 39,245,648 Ordinary Shares outstanding as of June 7, 2002.

	Number of	Percentage of
	Ordinary Shares	Ordinary Shares
	Beneficially	Beneficially
	Owned	Owned

Beneficial Owner

5% or More Shareholders
EliBarkat Holdings Ltd.(1)	3,352,342	8.5%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
Yuval 63 Holdings (1995) Ltd.(2)	3,352,342	8.5%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
NirBarkat Holdings Ltd.(3)	3,352,342	8.5%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
The Goldman Sachs Group, Inc.(4)	3,272,676	8.3%
85 Broad Street New York, New York 10004
United States Trust Company of New York(5)	3,272,677	8.3%
West 47th Street, 25th Floor New York, New York 10036
Executive Officers and Directors
Eli Barkat(6)	4,317,098	11.0%
Hanan Miron(7)	0	*
Gwen Spertell(8)	579,195	1.5%
Christopher C. Marshall(9)	120,312	*
Charles Federman(10)	783,993	2.0%
Joseph Gleberman(11)	3,288,405	8.4%
William L. Larson(12)	22,048	*
Isabel Maxwell	0	*
Gil Shwed(13)	56,770	*
Current executive officers and directors as a group (8 persons)(14)	9,167,821	23.4%

*	Less than 1%

(1)	Eli Barkat, the Company’s Chairman and Chief Executive Officer, substantially controls the voting power of EliBarkat Holdings Ltd. The shares listed in the table above for EliBarkat Holdings Ltd. do not include 548,131 Ordinary Shares owned directly by Eli Barkat nor do they include 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership or control.

(2)	Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd. The shares listed in the table above for Yuval 63 Holdings (1995) Ltd. do not include 198,136 Ordinary Shares owned directly by Mr. Rakavy.

(3)	Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of NirBarkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, our Chief Executive Officer. The shares listed in the table above for NirBarkat Holdings Ltd. do not include 198,133 Ordinary Shares owned directly by Nir Barkat.

(4)	The shares listed in the table above represent 3,272,676 Ordinary Shares owned by investment partnerships, of which affiliates of The Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, including:

•	1,955,591 Ordinary Shares held by GS Capital Partners II, L.P.;

•	777,427 Ordinary Shares held by GS Capital Partners II Offshore, L.P.;

•	72,132 Ordinary Shares held by Goldman, Sachs & Co. Verwaltungs GmbH, as nominee for GS Capital Partners II (Germany) Civil Law Partnership (with limitation of liability);

•	278,594 Ordinary Shares held by Stone Street Fund 1996, L.P.; and

•	188,932 Ordinary Shares held by Bridge Street Fund 1996, L.P.

The Goldman Sachs Group, Inc. disclaims beneficial ownership of the Ordinary Shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group, Inc. and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. Mr. Gleberman, a Managing Director of Goldman, Sachs & Co. and a director of the Company, disclaims beneficial ownership of Ordinary Shares that may be deemed to be beneficially owned by The Goldman Sachs Group, Inc., except to the extent of his direct or indirect ownership in such investment partnerships.

(5)	The shares listed in the table above for United States Trust Company of New York represent the Ordinary Shares beneficially owned by the investment partnerships affiliated with The Goldman Sachs Group, Inc., referenced in footnote (4) above, which entered into a Voting Trust Agreement, dated as of July 1, 1999 (the “Voting Trust Agreement”), with United States Trust Company of New York, as voting trustee (the “Voting Trustee”). Pursuant to the Voting Trust Agreement, the investment partnerships agreed to deposit into the voting trust created under such agreement (the “Voting Trust”) and transfer to the Voting Trustee all Ordinary Shares of BackWeb beneficially owned by the investment partnerships. Under the Voting Trust Agreement, the Voting Trustee, among other things, will vote such Ordinary Shares with the majority of votes cast or, in certain circumstances, in proportion to the votes cast for all other Ordinary Shares outstanding or abstain from voting. Under the Voting Trust Agreement, (i) each investment partnership has the power to dispose or to direct the disposition of the Ordinary Shares deposited by such investment partnership into the Voting Trust, and (ii) each investment partnership has the right to receive all dividends paid on the Ordinary Shares deposited by such investment partnership into the Voting Trust, including securities that are not entitled to vote.

(6)	The shares listed in the table above for Eli Barkat include 3,352,342 Ordinary Shares held by EliBarkat Holdings Ltd., an entity substantially controlled by Eli Barkat, 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership or control, and options to purchase 415,625 Ordinary Shares that are exercisable within sixty days of June 7, 2002.

(7)	Mr. Miron left the Company in November 2001.

(8)	The shares listed in the table above for Gwen Spertell include options to purchase 264,122 Ordinary Shares that are exercisable within sixty days of June 7, 2002.

(9)	The shares listed in the table above for Christopher C. Marshall include options to purchase 120,312 Ordinary Shares that are exercisable within sixty days of June 7, 2002.

(10)	The shares listed in the table above for Charles Federman include 539,691 shares held by Bare LLC, an entity substantially controlled by Mr. Federman and options to purchase 15,729 Ordinary Shares that are exercisable within sixty days of June 7, 2002.

(11)	The shares listed in the table above for Joseph Gleberman include 3,272,676 shares held by entities affiliated with The Goldman Sachs Group, Inc. and options to purchase 15,729 Ordinary Shares that are exercisable by Mr. Gleberman within sixty days of June 7, 2002. Mr. Gleberman is a Managing Partner of Goldman, Sachs & Co., which is a wholly owned subsidiary of The Goldman Sachs Group, Inc.

(12)	The shares listed in the table above for William L. Larson include options to purchase 22,048 Ordinary Shares that are exercisable within sixty days of June 7, 2002.

(13)	The shares listed in the table above for Gil Shwed include options to purchase 56,770 Ordinary Shares that are exercisable within sixty days of June 7, 2002.

(14)	The shares listed in the table above for our current executive officers and directors as a group include 650,000 Ordinary Shares held by two of our current executive officers subject to the right of repurchase in favor of the Company and 910,335 Ordinary Shares held by our current executive officers and directors subject to options which are exercisable within sixty days of June 7, 2002.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTOR

      The Company’s Articles of Association provide that the Board shall consist of five members, or such other number that is no less than four and no more than seven, as may be determined by an ordinary resolution of the shareholders. At the Annual General Meeting of Shareholders in 2000, the shareholders approved a resolution to increase the number of members of the Board to six. There are currently six members of our Board.

      Our Articles of Association also provide for a classified Board of Directors with directors being divided into Class I, Class II and Class III.

      Mr. Joseph Gleberman serves as a Class I director, and his term will expire at the Annual General Meeting of Shareholders to be held in 2003.

      Messrs. Charles Federman and William Larson serve as Class II directors and their terms will expire at the Annual General Meeting of Shareholders to be held in 2004.

      Mr. Eli Barkat serves as a Class III director. His term will expire at this Annual General Meeting of Shareholders, Mr. Barkat has been nominated by the Board to serve and shareholders are being asked to re-elect Mr. Barkat as a Class III director of the Company for an additional three-year term, expiring at the Annual General Meeting of Shareholders to be held in 2005, or until his successor is elected.

      In addition, the Israeli Companies Law requires us to have at least two outside directors who are not members of any class of directors. Mr. Gil Shwed and Ms. Isabel Maxwell were elected by the shareholders to serve as outside directors under the Israeli Companies Law. Mr. Shwed was elected for a term of three years, commencing August 24, 2000; Ms. Maxwell for a term of three years, term commencing February 28, 2002.

      Biographical information concerning Mr. Barkat who has been nominated as a Class III director, and for each person whose term of office as a director will continue after this Annual General Meeting, is set forth below.

Nominee for Election to the Board as a Class III Director to Serve for a Three-Year Term Until the Annual Meeting of Shareholders to Be Held in 2005

     Eli Barkat

      ELI BARKAT, age 38, has served as our Chairman of the Board and Chief Executive Officer since 1996. From 1988 to February 1996, Mr. Barkat served as a Managing Director and Vice President of Business Development of BRM Technologies Ltd., a technology venture firm. Prior to 1988, Mr. Barkat held various positions with the Aurec Group, a communications media and information company, and Daizix Technologies, a computer assisted design applications company. In addition, Mr. Barkat served as a paratrooper in the Israel Defense Forces where he attained the rank of lieutenant. Mr. Barkat holds a Bachelor of Science degree in computer science and mathematics from the Hebrew University of Jerusalem.

Vote Required

      The affirmative vote of the holders of a majority of the Ordinary Shares present or represented at the Annual General Meeting, in person or by proxy, entitled to vote and voting thereon at the Meeting is required for the election of the Class III Director.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEE NAMED ABOVE.

5.1

Class I Director Continuing in Office until the Annual General Meeting of Shareholders to Be Held in 2003

     Joseph Gleberman

      JOSEPH GLEBERMAN, age 44, has served as a director of BackWeb since November 1998. Mr. Gleberman is a Managing Director in the Principal Investment Area of Goldman, Sachs & Co., an investment banking firm. He joined Goldman, Sachs & Co. in 1982, became a partner in November 1990 and was made a Managing Director in November 1996. Mr. Gleberman serves on the Board of Directors of: aaiPharma Inc., a pharmaceutical service and development organization; IPC Acquisition Corp, a provider of voice trading systems of the financial services industry; and MCG Credit Corporation, a specialty finance company. Mr. Gleberman holds Bachelor of Arts and Master of Arts degrees from Yale University and an MBA degree from Stanford University Graduate School of Business.

Class II Directors Continuing in Office Until the Annual General Meeting of Shareholders to Be Held in 2004

     Charles Federman

      CHARLES FEDERMAN, age 45, has served as a director of BackWeb since November 1996. Since January 1998, Mr. Federman has served as Managing Director of BRM Technologies Ltd., a technology venture firm. From 1983 to January 1998, Mr. Federman held various positions at Broadview Associates LLC, a financial advisory company, most recently serving as Chairman. Mr. Federman holds a Bachelor of Science degree from the Wharton School of the University of Pennsylvania.

     William L. Larson

      WILLIAM LARSON, age 45, has been a director of BackWeb since September 1997. Since February 2001, Mr. Larson has served as a consultant to various venture capital firms, including Summit Partners. From September 1993 to January 2001, Mr. Larson served as the Chief Executive Officer of Network Associates, Inc., a software company, where he has also served as President and a director since October 1993 and as Chairman of the Board since April 1995. Mr. Larson also served as Chairman of the Board of McAfee.com from October 1998 to January 2001. From August 1988 to September 1993, Mr. Larson served as Vice President of SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing. Prior to SunSoft, Mr. Larson held various executive positions at Apple Computer and Spinnaker Software and was a consultant with Bain & Company. Mr. Larson holds degrees from Stanford University Law School and the Wharton School of the University of Pennsylvania. Mr. Larson is a member of the California Bar Association and serves on the boards of several technology companies.

Directors Serving as Outside Directors under the Israeli Companies Law

     Isabel Maxwell

      ISABEL MAXWELL, age 51, has been a director of BackWeb since February 2002. Since March 2001, Ms. Maxwell has served as a consultant to Apax Partners, a private equity investment firm. From February 1997 to March 2001, Ms. Maxwell served as President of Commtouch Software Inc., a global provider of outsourced integrated email and messaging solutions. Ms. Maxwell was a co-founder, and from March 1993 to August 1996, served as the Senior Vice President of Corporate Affairs and International Relations, of The McKinley Group Inc., an Internet directory and search engine company. From August 1996 to October 1996, Ms. Maxwell was an Executive Vice President of Excite, Inc. Ms. Maxwell holds Honor Moderations in Jurisprudence and a B.A. and M.A. in History and Modern Languages from Oxford University. Ms. Maxwell serves as an Outside Director under the Israeli Companies Law for a term expiring on February 28, 2005.

     Gil Shwed

      GIL SHWED, age 33, has served as a director of BackWeb since March 1999. Since July 1993, Mr. Shwed has served as Chief Executive Officer of Check Point Software Technologies Ltd., a network security and

VPN software company, of which he is a co-founder and where he also currently serves as Chairman of the Board. From June 1992 to June 1993, Mr. Shwed served as a Software Manager of Heliogram, a software development company. Mr. Shwed serves as an Outside Director under the Israeli Companies Law for a term expiring on August 23, 2003.

Company Management

      Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers are designated as such and serve at the discretion of the Board of Directors, and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors.

     Gwen Spertell

      GWEN SPERTELL, age 48, has served as our Chief Operating Officer since September 2000. From December 1997 to August 2000, Ms. Spertell held the position of Senior Vice President at the Company and was responsible for sales, marketing and business development. Prior to joining BackWeb, from 1989 through 1997, Ms. Spertell spent eight years at Oracle Corporation where she served in various management positions and was variously responsible for sales, consulting and alliance development, with her last position at Oracle being Vice President of Global ISV Alliances. Ms. Spertell holds a Bachelor of Arts in Economics from Rutgers University.

     Christopher C. Marshall

      CHRISTOPHER C. MARSHALL, age 46, has served as our Vice President of Finance since August 2000 and as Chief Accounting Officer since July 2001. From January 2000, when he joined BackWeb, until August 2000, Mr. Marshall served as Senior Director — Finance and Corporate Controller. Prior to joining BackWeb, from October 1998 through 1999, Mr. Marshall served as Vice President, Finance and acting CFO of Supercom, Inc., where he was responsible for accounting, treasury, credit banking and finance operations. From July 1997 through September 1998, Mr. Marshall was Vice President, Finance and Corporate Controller at S Vision which company was eventually sold to Compaq Corporation. From October 1995 through June 1997, Mr. Marshall was the Divisional Controller at NEC Technologies in the consumer division where he was responsible for accounting, costing, finance business planning, and sale order management and operations. Mr. Marshall holds a Bachelors of Science in Accounting, Law and Economics from the University College Cardiff in the United Kingdom, a Masters in Mathematics and Business Modeling from University College London and an MBA from the London Business School.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 2001, all filing requirements applicable to its officers, directors and 10 percent shareholders were met.

BOARD AND COMMITTEE MEETINGS

      The Board held four regular meetings and one special meeting during fiscal 2001. During that time, each incumbent director attended at least 75% of the aggregate of the total meetings of the Board and the total meetings of committees of the Board on which he or she served. The Board has established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee. The functions customarily performed by a Nominating Committee are performed by the Board of Directors as a whole.

Committees of the Board of Directors

      The Audit Committee currently consists of Mr. Joseph Gleberman, Ms. Isabel Maxwell and Mr. Gil Shwed. The Audit Committee held four regular meetings in fiscal 2001. During that period, Ms. Maxwell was not a director of the Company, and Ms. Leora Rubin Meridor was on the Committee. The Company has adopted an Audit Committee charter, the most current copy of which was set forth as Appendix A to the Proxy Statement for the Annual General Meeting of Shareholders held in 2001, which the Audit Committee reviews annually to ensure that it meets the requirements set forth in Rule 4350(d)(1) of the National Association of Securities Dealers, Inc. (“NASD”) listing standards for issuers with securities listed for trading on The Nasdaq Stock Market. The current charter specifies that the Audit Committee shall have at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting. The Board evaluated the independence of the Audit Committee members during fiscal 2001, under Rule 4200 of the NASD listing standards, and determined that Messrs. Gleberman and Shwed and Ms. Meridor were considered independent, and has also determined that each of the current Audit Committee members is independent.

      Pursuant to the Israeli Companies Law, the Audit Committee must include all the outside directors. Ms. Maxwell and Mr. Shwed, the Company’s two outside directors under the Israeli Companies Law, fulfill this requirement. Under the Israeli Companies Law, the role of the audit committee is to examine problems in the management of the company, in consultation with the internal auditor and the company’s auditor, and suggest an appropriate course of action. In addition, the approval of the audit committee is required to effect specified actions and transactions with office holders and interested parties. The constitution of, and charter for, the Company’s Audit Committee meet these requirements.

      For more information about the Audit Committee, please see “Report of the Audit Committee of the Board of Directors, beginning” on page 19.

      The Compensation Committee consists of Mr. Larson and Mr. Federman. The Compensation Committee held one regular meeting and acted twice by unanimous written consent in fiscal 2001. For more information about the Compensation Committee, please see the “Report of the Compensation Committee of the Board of Directors,” beginning on page 14.

Certain Relationships and Related Transactions

Stock Option Loans

      In March 1999, prior to its initial public offering, the Company made loans to certain executive officers to allow such executive officers to exercise options to purchase Ordinary Shares of the Company. Each loan is evidenced by a full recourse promissory note with an interest rate of 5.25% compounded annually. Each note is secured by the Ordinary Shares acquired by the executive officers as a result of the option exercise. Generally, each note is to be repaid in equal installments over a four-year period that coincides with the vesting schedule for the underlying options. Each payment is to consist of one-quarter of the outstanding principal, plus all accrued unpaid interest as at the date of payment. Payments are due on each anniversary date of vesting schedule of the underlying options. The Company’s current executive officers to whom the loans were made are Eli Barkat and Gwen Spertell. In November 2001, the Compensation Committee of the Company’s Board of Directors approved extending Ms. Spertell’s last two remaining payments for one year with interest continuing to accrue over the extension period. During the year ended December 31, 2001 the largest amount of Mr. Barkat’s and Ms. Spertell’s indebtedness was $2,026,500 and $221,569, respectively.

Transactions with 3Path, Inc.

      On October 3, 2000, the Company acquired 1,197,679 shares of Series B Preferred Stock of 3Path, Inc. (formerly, DeliverEx, Inc.), representing approximately 12% of its share capital, in exchange for payment of $2,500,000 under a Stock Purchase Agreement for Series B Convertible Preferred Stock dated February 2, 2000, between and among 3Path, Inc. (“3Path”) and other investors, including the Company. BackWeb’s Audit Committee, Board of Directors and shareholders approved the Company’s investment in 3Path. Among the other investors in 3Path are some of our major shareholders, including EliBarkat Holdings Ltd., NirBarkat Holdings Ltd., Yuval 63 Holdings (1995) Ltd., Bare, LLC, a company controlled by Charles Federman (who is a BackWeb director), and affiliates of The Goldman Sachs Group, Inc. (affiliates of which are principal shareholders of BackWeb). BRM Technologies Ltd. (“BRM”), of which Mr. Federman is Managing Director, is also an investor in 3Path. As a group, such shareholders have a controlling interest in 3Path. In addition, Mr. Federman serves as chairman of the Board of Directors of 3Path, and Joseph Gleberman, another of our directors, served as a member of the 3Path Board until December 2001. Gwen Spertell, our Chief Operating Officer, also served as a member of the 3Path Board until November 2001. In the ordinary course of business, the Company has granted 3Path various non-exclusive licenses to use the Company’s programs for 3Path’s business. These transactions were granted on customary commercial terms. In the third quarter of fiscal 2001, in connection with a review of its long-term investments, the Company recorded a non-cash charge of $2.5 million to write down its investment in 3Path. In December 2001, 3Path’s Board and its shareholders declared a 10 for 1 reverse stock split in connection with certain financing provided to it by BRM and Bare, LLC, the result of which, among other things, diluted significantly the Company’s investment in 3Path.

Shareholders’ Loans

      In 1995, BackWeb signed an agreement (the “Founding Agreement”) with its early investors (the “Early Investors”), according to which the Early Investors provided BackWeb with loan financing in the amount of $500,000 (the “Loan”). The Loan was denominated in NIS and linked to the Israel consumer price index. The Loan was payable at a rate of 2.5% of cumulative consolidated revenues in excess of $5,000,000. In addition, effective September 30, 1996, $748,000 of accounts payable to the Early Investors was converted into a shareholders’ loan on the same terms as the Loan. In January 2001, the Loan was fully repaid.

Services from Affiliates

      BackWeb reimbursed BRM, a related party, for technology and administrative services on the basis of specific cost plus markup and specifically identified expenses at cost. Amounts incurred for these services were approximately $0, $3,000 and $235,000 during the years ended December 31, 2001, 2000 and 1999, respectively.

      BackWeb believes that the amounts charged in connection with the services from the Early Investors and BRM approximate the cost that would have been incurred if BackWeb had incurred these costs internally.

Stock Options

      Pursuant to the Founding Agreement, BackWeb granted to its Early Investors the right to grant stock options for up to 792,167 Ordinary Shares to any person or entity. Through December 31, 2001 options for 762,672 Ordinary Shares have been granted and 39,245 shares remain available. This pool of options has been used by the Early Investors in granting options to employees and consultants of BRM and other related companies.

      Certain shareholders and officers of BackWeb have a controlling interest in BRM.

Revenue from Affiliates

      During 2001, 2000 and 1999, the Company recognized revenue of $350,000, $571,000 and $1,132,500 respectively, related to products licensed to a related party. As of December 31, 2001 and 2000, $0 and $27,900, respectively, is included in trade accounts receivable.

Purchase with Affiliates

      The Company purchased software from a related party in the amount of $500,000 in the year ended December 31, 2001 that is capitalized and amortized over three years. The software provides a more effective method of compaction, which BackWeb is planning to use in delivery of product updates with customers under maintenance agreements.

COMPENSATION OF DIRECTORS

      Members of the Board of Directors of the Company do not receive cash compensation from BackWeb for the services they provide as directors, although they are reimbursed for certain expenses in connection with attendance at Board and Board Committee meetings. Directors who are not employees of BackWeb generally receive grants of options to purchase 50,000 Ordinary Shares when they first join the Board and options to purchase 15,000 Ordinary Shares at each Annual General Shareholder Meeting thereafter, during their term of service, subject to ratification and approval by the Company’s shareholders. The grant date of any such options is the date of the Annual General Meeting of Shareholders approving such grant, and the exercise price is the Fair Market Value of the Company’s Ordinary Shares, as those terms are defined in the Company’s option plans, which is generally the closing sale price of the Company’s Ordinary Shares on The Nasdaq National Market the day before the grant date. Each current Board member received certain option grants at an Extraordinary General Meeting of Shareholders held in February 2002 as part of a Company-wide incentive program described more fully on page 13. As a result of such grants having been made, the Board has voluntarily waived and is not requesting the shareholders to approve any additional option awards that might normally be awarded to its members at this Annual General Meeting in the normal course as described above.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999, the year that we became a public company, by our Chief Executive Officer; the Company’s two other executive officers; and an additional person who would have been considered as an executive officer but for the fact that he left the Company prior to December 31, 2001 (collectively, our “Named Executive Officers”):

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards

				Other	Securities
				Annual	Underlying	All Other
Name and Principal Position		Salary($)	Bonus($)	Compensation	Options	Compensation($)

Eli Barkat(1)	2001	$144,000	$0	$0	225,000	$0
Chief Executive Officer	2000	$261,251	$0	$0	750,000	$0
	1999	$220,008	$130,000	$0	350,000	$0
Hanan Miron(2)	2001	$176,250	$13,125	$0	83,200	$8,411
Chief Financial Officer	2000	$213,125	$45,000	$0	148,200	$0
	1999	$166,667	$39,500	$0	316,666	$0
Gwen Spertell(3)	2001	$250,000	$0	$0	434,000
Chief Operating Officer	2000	$228,333	$87,000	$0	166,000	$0
	1999	$197,917	$78,750	$0	0	$0
Christopher Marshall(4)	2001	$170,000	$0	$0	231,800
Vice President, Finance	2000	$143,750	$13,594	$0	211,800	$0
	1999	$0	$0	$0	0	$0

(1)	Mr. Barkat’s base salary for 2001 was $288,000. However, Mr. Barkat voluntarily relinquished the balance of his 2001 base salary as of July 1, 2001. The base salary set forth in the table above for 2001 reflects only base salary actually paid to Mr. Barkat by the Company.

(2)	Mr. Miron joined BackWeb in March 1999 and left the Company in November 2001. Mr. Miron’s other compensation aggregating $8,411 represents accrued vacation paid upon his leaving the Company.

(3)	Ms. Spertell’s base salary shown for the fiscal year ended December 31, 2000, includes a pro-rated amount reflecting a salary increase that accompanied her promotion to Chief Operating Officer as of September 1, 2000.

(4)	Mr. Marshall joined BackWeb in January 2000 and was not paid any compensation by the Company for the fiscal year ended December 31, 1999.

Stock Option Grants in Fiscal 2001

      The following table sets forth each grant of stock options during the fiscal year ended December 31, 2001, to each of the Named Executive Officers in the Summary Compensation Table set forth above. No stock appreciation rights were granted during this period.

      The exercise price of each option was equal to the fair market value of our Ordinary Shares as valued by the Board on the date of grant. Generally, the fair market value of our Ordinary Shares is deemed to be the closing sales price as quoted on The Nasdaq National Market. During 2001, in certain circumstances, in order to account for market conditions, the Board determined the fair market value, and set the exercise price for options it granted, to be equal to the average closing price of our Ordinary Shares during the thirty days preceding the first of the month, if the grant date was between the first and fifteenth of the month or, if the grant date were between the sixteenth and the end of a month, the average closing price of our Ordinary Shares during the thirty days preceding the sixteenth. As a result, there are circumstances in which an option may have an exercise price below the closing sale price of the Company’s Ordinary Shares on the date of grant.

      The exercise price for an option may be paid in cash, check, promissory note, in shares of our Ordinary Shares valued at fair market value on the exercise date, through a cashless exercise procedure involving a same-day sale of the purchased Ordinary Shares, a reduction in Company liability to the optionee or any combination of these methods of payment.

      The following table presents the grants of stock options to each of our Named Executive Officers under our 1996 Israel Stock Option Plan and 1998 United States Stock Option Plan (collectively, the “Option Plans”) during the fiscal year ended December 31, 2001, including the potential realizable value of the options at assumed 5% and 10% extraordinary rates over the term of the option, compounded annually. If the exercise price of an option were below the market price of the Company’s Ordinary Shares at the date of grant, a 0% rate is shown. These rates of returns are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projections of our future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Ordinary Shares. Certain grants identified below as grants made under the Company’s voluntary stock option exchange program replace cancelled grants from earlier periods. This table does not reflect the cancellation of the options granted in earlier periods.

      Percentages shown under “Percent of Total Options Granted to Employees in the Fiscal Year” are based on an aggregate of 6,799,562 options granted to employees of the Company under the Option Plans during the fiscal year ended December 31, 2001.

Option Grants in Fiscal 2001

						Potential Realizable Value
	Number of	Percent of				at Assumed Extraordinary Rate
	Securities	Total Options				of Stock Price Appreciation
	Underlying	Granted to	Exercise or			for Option Term
	Options	Employees in	Base Price	Grant	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	Date	0%	5%	10%

Eli Barkat	225,000	3.3%	$1.07	8/1/01	8/1/08	$0	$98,009	$228,403
Chief Executive Officer
Hanan Miron	39,345	0.6%	$0.76	8/15/01	2/1/07	$0	$9,139	$20,442
Chief Financial Officer	33,200	0.5%	$0.76	8/15/01	7/1/07	$0	$8,379	$18,946
	10,655	0.2%	$0.76	8/15/01	2/1/07	$0	$2,475	$5,536
Gwen Spertell	59,000	0.9%	$7.94	1/2/01	11/1/07	$(114,460)	$25,542	$210,307
Chief Operating Officer	50,000	0.7%	$0.76	8/15/01	7/1/07	$0	$12,618	$28,532
	63,572	0.9%	$0.76	8/15/01	2/1/10	$0	$24,709	$59,953
	11,428	0.2%	$0.76	8/15/01	2/1/10	$0	$4,442	$10,777
	250,000	3.7%	$0.60	10/1/01	10/1/11	$12,500	$114,695	$271,483
Christopher Marshall	61,800	0.9%	$0.76	8/15/01	7/1/07	$0	$15,596	$35,267
Vice President, Finance	12,212	0.2%	$0.76	8/15/01	1/10/07	$0	$2,801	$6,255
	67,788	1.0%	$0.76	8/15/01	1/10/07	$0	$15,547	$34,722
	90,000	1.3%	$0.60	10/1/01	10/1/11	$4,500	$41,290	$97,734

      In February 2001, the Company implemented a voluntary stock option exchange program for its employees. The program was implemented to ameliorate, in part, the impact of current financial market conditions on our employees who are critical to the Company’s continued success and create long-term value for all shareholders. Under the program, each employee was offered the opportunity to cancel all, or part of, outstanding stock options previously granted from June 8, 1999 through and including January 15, 2001 (but excluding those options granted on November 1, 2000, with a set vesting schedule) in exchange for an equal number of new options to be granted at least six months and one day in the future. The exercise price of these new options was to be equal to the fair market value of the Company’s Ordinary Shares as of the date of the grant. The vesting schedule of the new options was to be unchanged from that of the cancelled options. Members of the Board and Eli Barkat, our CEO, did not participate in this program. Messrs. Miron and Marshall and Ms. Spertell did participate in this program.

      In August 2001, the Company fulfilled its offer by granting new options to employees who had participated in the exchange program at an exercise price of $0.76. Each of the grants set forth in the table above with a grant date of August 15, 2001, represents the grant of new options under this program. The following table sets forth certain information with respect to the participation of the Named Executive Officers in the Company’s stock option exchange program described above:

			Market Price			Length of Original
		Ordinary	of Ordinary			Option Term
		Shares	Shares			Remaining (in Years
	Date	Underlying	at Time of	Exercise Price	New Exercise	and Months) at
	Options	Options	Cancellation	at Time of	Price of New	Date
Name	Cancelled	Cancelled	(1)	Cancellation	Options(2)	of Cancellation

Hanan Miron	2/14/2001	39,345	$3.81	$35.00	$0.76	5 yrs, 5 mos.
Chief Financial Officer	2/14/2001	33,200	$3.81	$19.00	$0.76	5 yrs, 10 mos.
	2/14/2001	10,655	$2.81	$35.00	$0.76	5 yrs, 5 mos.
Gwen Spertell	2/14/2001	50,000	$3.81	$19.00	$0.76	5 yrs, 10 mos.
Chief Operating Officer	2/14/2001	63,572	$2.81	$35.00	$0.76	8 yrs, 5 mos.
	2/14/2001	11,428	$3.81	$35.00	$0.76	8 yrs, 5 mos.
Christopher Marshall	2/14/2001	61,800	$2.81	$19.00	$0.76	5 yrs, 10 mos.
Vice President, Finance	2/14/2001	12,212	$3.81	$7.32	$0.76	5 yrs, 4 mos.
	2/14/2001	67,788	$3.81	$7.32	$0.76	5 yrs, 4 mos.

(1)	The market price at the time of cancellation was the closing price of our Ordinary Shares on The Nasdaq National Market on the date of cancellation, February 14, 2001.

(2)	The new exercise price was the closing price of our Ordinary Shares on The Nasdaq National Market on the date the new stock options were granted August 15, 2001.

      In October 2001, the Company instituted a company-wide incentive program to give each of the Company’s employees, who are critical to the Company’s continued success and creating long-term value for all shareholders, an incentive to drive the Company’s success and accelerate profitability and other strategic corporate goals. With respect to management level employees, the Company sought to provide an extra incentive by granting those employees options with the potential for accelerated vesting, if the Company were to meet certain goals defined by the Company’s Board of Directors. Thus, for employees at the level of vice president and above, the options vest over five years with 12.5% of the Ordinary Shares subject to the option vesting on each of the first four anniversaries of a designated vesting commencement date (January 1, 2003), and 50% of the Ordinary Shares subject to the option vesting on the fifth anniversary of the vesting commencement date. Options for director-level employees also vest over five years, with 16.66% vesting the first four years and 33.33% vesting in year five. Notwithstanding this vesting schedule, if, for the fourth quarter of calendar year 2002, the Company’s earnings per share on an operational basis (prior to taking into consideration any special charges) are $0.00 or greater, then 50% of the aggregate amount of the option vests and becomes exercisable upon the first anniversary of the vesting commencement date. In addition, if the Company achieves a 20% or more growth in revenues in each of the next two calendar years and the Company’s earnings per share on an operational basis (prior to taking into consideration any special charges) are greater than $0.00, then, 30% and 20%, respectively, of the remaining options would vest and become exercisable upon the second and third anniversary of the vesting commencement date. In the table above, the options granted to Ms. Spertell and Mr. Marshall with a grant date of October 1, 2001, are part of this program and vest according to the schedule for employees at the level of vice president and above. In February 2002, pursuant to shareholder approval at an Extraordinary General Meeting, Mr. Barkat also was granted options to acquire 725,000 Ordinary Shares as part of this program. Mr. Barkat’s options vest according to the schedule for employees at the level of vice president and above and have an exercise price of $1.32 per Ordinary Share.

      The options granted under the Option Plans generally have a term of seven years from the date of grant. Because the vesting schedule of the options granted on August 15, 2001 was unchanged from that of the canceled options and included vesting that had already occurred as of the date of the new grant, as well as that during the period between cancellation and re-grant, the expiration date for such options is generally less than seven (7) years. Options with a grant date of October 1, 2001, in the table above, are subject to the special vesting schedule described above and have a term of ten (10) years.

Aggregated Option Exercises in Last Fiscal year and Fiscal Year End Option Values

      The following table sets forth options exercised by each of the Named Executive Officers in the Summary Compensation Table, set forth above, during the fiscal year ended December 31, 2001, and the number and value of securities underlying unexercised options held by these Named Executive Officers, as of December 31, 2001.

      Amounts shown under the column “Value Realized” are equal to the fair market value of the Ordinary Shares acquired on the option exercise date, less the exercise price paid for such Ordinary Shares.

      Amounts shown under the column “Value of Unexercised In-the-Money Options at Fiscal Year End” are based on the fair market value, i.e., the closing sale price, of our Ordinary Shares at December 31, 2001 (which was $1.35 per Ordinary Share), less the exercise price payable for such Ordinary Shares.

Aggregate Option Exercises in Fiscal 2001

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
			Options at Fiscal Year End		at Fiscal Year End

	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Eli Barkat	0	$0	250,000	725,000	$0	$63,000
Hanan Miron	0	$0	143,429	0	$17,389	$0
Gwen Spertell	0	$0	194,399	403,059	$30,729	$230,521
Christopher C. Marshall	0	$0	78,345	223,455	$24,713	$126,449

Employment Agreements

      None of the Named Executive Officers has an employment agreement with the Company.

      In the event of a change-in-control of the Company or a change in responsibilities following a change-in-control of the Company, the vesting schedule for options granted to the Named Executive Officers would be accelerated, and the options would vest in full at the time of the closing of any such transaction.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board is providing the following report on executive compensation in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). This report outlines the policies of the Compensation Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2001 and 2002 compensation for the Company’s Chief Executive Officer was determined.

      The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

General

      The Compensation Committee’s functions include:

•	Determining the compensation of the Company’s Chief Executive Officer, Eli Barkat; and

•	When requested by the Chief Executive Officer, reviewing or making recommendations with respect to the other executive officers’ compensation, including salary and bonuses.

Compensation Policies

      The Company’s executive compensation policies have two principal goals: (1) attracting, rewarding and retaining executives, and (2) motivating executives to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, the Compensation Committee’s objectives are to:

•	Offer compensation opportunities that attract and retain executives whose abilities are critical to the Company’s long-term success and motivate individuals to perform at their highest level;

•	Tie in a significant portion of the executive’s total compensation to achievement of financial, organizational, management and personal performance goals; and

•	Reward outstanding individual performance by an executive officer that contributes to the Company’s long-term success.

Compensation of Executive Officers Generally

      The Company’s compensation program for its executives emphasizes variable compensation, primarily through grants of short- and long-term performance-based incentives. Executive compensation generally consists of the following: (i) base salary; (ii) incentive bonuses; and (iii) long-term equity incentive awards in the form of stock option grants. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements.

      Base Salary. Base salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Board (through the Compensation Committee or in its entirety) believes reflect market salaries for similar executive officers at comparable companies. The Board does not use formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company’s success, experience and ability, past short-term and long-term job performance and salary history. In addition, in reviewing executive salaries generally and in setting that of the Chief Executive Officer, the Compensation Committee generally takes into account the Company’s past financial performance and future expectations, as well as changes in the executives’ responsibilities.

      Incentive Bonuses. The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year and to bring the total cash-based compensation to market levels. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives and the executive achieves or exceeds certain personal goals.

      Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individuals’ actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of its Ordinary Shares, and hence, the shareholders’ return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. The Committee recommended and the Board approved option grants in connection with certain incentive programs for the Company’s employees as described more fully on page 13.

Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance, its expectation of his future contributions to the Company’s performance and the compensation paid to chief executive officers of comparable companies. Eli Barkat served as the Company’s Chief Executive Officer in 2001. In 2001, Mr. Barkat received a base salary of $288,000.00, as approved by the shareholders. Effective July 1, 2001, Mr. Barkat unilaterally and voluntarily stopped his salary payments until the end of the year. With shareholder approval, in 2001, Mr. Barkat was also awarded 225,000 options at an exercise price of $1.07, per the Company’s 1998 United States Stock Option Plan, as amended and restated. Mr. Barkat did not receive any bonus payments for fiscal 2001. The Compensation Committee believes the compensation paid to Mr. Barkat for fiscal 2001 was reasonable.

      For 2002, the Committee has recommended, and the Board has approved, setting the base salary of the Chief Executive Officer to be the same as that set and approved by the Committee, the Audit Committee, the Board and the shareholders for 2001. Effective April 30, 2002, Mr. Barkat’s gross base salary was reduced by ten (10) percent as part of a company-wide salary reduction for anyone whose salary was over $60,000.00. In February 2002, at an Extraordinary General Meeting, as more fully described on page      , the shareholders approved the grant to Mr. Barkat of an option to acquire an aggregate of 725,000 Ordinary Shares at an exercise price of $1.32 per Ordinary Share as part of a Company-wide incentive program. The Compensation Committee believes the compensation to be paid to Mr. Barkat for 2002 is reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer or any of its other four most highly compensated executive officers in a single year. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, may be appropriate in the future.

SUBMITTED BY THE COMPENSATION COMMITTEE

Charles Federman
William L. Larson

Compensation Committee Interlocks and Insider Participation

      Mr. Federman and Mr. Larson are members of the Compensation Committee of the Company’s Board of Directors. Mr. Federman also serves as the Chairman of 3Path, Inc. (formerly, Deliverex, Inc.). On October 3, 2000, the Company acquired 1,197,679 shares of Series B Preferred Stock of 3Path, Inc. (“3Path”), in exchange for payment of $2,500,000 under a Stock Purchase Agreement for Series B Convertible Preferred Stock, dated February 2, 2000, between and among 3Path and certain investors, including BackWeb. Among such investors are also some of our major shareholders, including EliBarkat Holdings Ltd., NirBarkat Holdings Ltd., Yuval 63 Holdings (1995) Ltd., Bare, LLC (a company controlled by Mr. Federman) and affiliates of The Goldman Sachs Group, Inc. (affiliates of which are principal shareholders of BackWeb). In addition, BRM Technologies Ltd., of which Mr. Federman is Managing Director, is also a 3Path investor. As a group, such shareholders have a controlling interest in 3Path. Another of our directors, Joseph Gleberman, also served as a member of the 3Path Board until December 2001. Gwen Spertell, our Chief Operating Officer, also served as a member of the 3Path Board until November 2001. In the ordinary course of business, the Company has granted 3Path various non-exclusive licenses to use the Company’s programs for 3Path’s business. These transactions were granted on customary commercial terms.

PROPOSAL TWO

APPROVE AND AUTHORIZE CHANGES TO THE SHARE CAPITAL OF THE COMPANY

IN CONNECTION WITH CONTEMPLATED DUAL LISTING OF THE COMPANY’S ORDINARY
SHARES ON THE TEL AVIV STOCK EXCHANGE

Background

      The Company is seeking to list its Ordinary Shares for trading on the Tel Aviv Stock Exchange Ltd. (the “TASE”), as approved by the Board on October 23, 2001. The Company believes that the dual listing on the TASE will increase liquidity, trading volumes and the number of investors. In particular:

•	The TASE is convenient for Israel-based investors, as it offers a convenient time zone, trading currency (the Israeli shekel) and low transaction costs;

•	Dual listing enables more than 14 hours of continuous trading (trading on the TASE also takes place on Sundays and U.S. national holidays);

•	Dual listing on the TASE currently exempts institutional and retail Israeli investors from capital-gains taxes;

•	The TASE trading and clearing fees are low — for traders on the TASE, there are no dealer spreads and there is no need to convert dollars to shekels and vice-versa; and

•	Securities clearing via the TASE clearing house is fully automated, seamless and executed on the trade date.

      Under Israeli law, however, the Ordinary Shares cannot currently be listed for trading, because Israeli law requires that the Company have no more than one class of shares outstanding, and the Company has a single Series E Preferred Share outstanding in addition to its Ordinary Shares. The Series E Preferred Share was created in connection with an acquisition by the Company prior to its initial public offering. This Series E Preferred Share is in the process of being transferred to the Company and, once transferred, will effectively have no rights. Furthermore, as a condition to the dual listing of the Company’s Ordinary Shares on the TASE, the Company’s shareholders must ratify the Board’s undertaking not to issue any other Preferred Shares as long as the Ordinary Shares of the Company are listed for trading on the TASE, except as permitted by Israeli law.

Proposal

      The Board seeks shareholder approval and authorization for (1) special and ordinary resolutions to take all of the technical steps that may be required to eliminate the Series E Preferred Share from the authorized and issued share capital of the Company, and (2) an ordinary resolution to ratify the Board’s undertaking not to issue any other Preferred Shares as long as the Ordinary Shares of the Company are listed for trading on the TASE, except as permitted by Israeli law.

      Elimination of the Series E Preferred Share involves multiple steps because of the difference between the nominal value of the Series E Preferred Share and the nominal value of the Ordinary Shares. The technical steps involved in eliminating the Series E Preferred Share from the authorized capital of the Company include adoption of the following resolutions of the Company, in the following order:

(1) a special resolution to increase the authorized share capital of the Company by NIS 0.02, by increasing the number of Series E Preferred Shares by two shares, to a total of three shares;

(2) an ordinary resolution to adopt the recommendation of the Board of Directors of the Company and declare a stock dividend of 2 Series E Preferred Shares for each outstanding Series E Preferred Share (this will result in there being three Series E Preferred Shares issued and outstanding);

(3) a special resolution to convert the three Series E Preferred Shares issued and outstanding, nominal value NIS 0.01 each, into one Ordinary Share, nominal value NIS 0.03; and

(4) a special resolution to amend the Articles of Association of the Company to reflect the above transactions, by restating Article 3 in its entirety to read as follows:

“3. Share Capital

(a) The authorized share capital of the Company is NIS 6,002,034.90, divided into 50,000,000 (fifty million) Preferred Shares of undesignated series (“Preferred Shares”), nominal value NIS 0.03 per share (or such other nominal value recommended by the Board of Directors), 150,067,830 (one hundred fifty million sixty seven thousand eight hundred and thirty) Ordinary Shares, nominal value NIS 0.03 per share.

(b) The Preferred Shares may be issued from time to time as shares of one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issuance of such shares from time to time adopted by the Board of Directors of the Company. In the resolution or resolutions providing for the issuance of such shares, the Board of Directors of the Company is expressly authorized, without the need for shareholder action, to fix the terms and preferences of the shares of such series, including without limitation the dividend rate, the redemption price, the voting rights, the right or obligation of the Company to redeem the shares, and the terms upon which the shares are convertible into or exchangeable for shares of any other class or classes.

(c) The Ordinary Shares all rank pari passu.”

      The Board further seeks shareholder approval and authorization by means of an ordinary resolution for ratification of the Board’s undertaking not to issue any other Preferred Shares as long as the Ordinary Shares of the Company are listed for trading on the TASE, except as permitted by Israeli law.

Vote Required

      None of the resolutions specified in this Proposal shall be deemed resolved unless all of the resolutions specified in this Proposal are adopted by the affirmative vote of the holders of seventy-five percent (75%) of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon at the Annual General Meeting.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” PROPOSAL TWO

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board has selected Ernst & Young International (“Ernst & Young”), as independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and to serve as auditors, within the meaning of the Israeli Companies Law. Ernst & Young has served as the Company’s independent auditors since the Company’s inception in August 1995. For the fiscal year ended December 31, 2001, Kost, Forer & Gabbay, a member of Ernst & Young, audited the financial statements of the Company.

      The Board is seeking (i) the approval of the shareholders for the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 31, 2002 and (ii) the authorization by the shareholders to enter into an agreement to pay the fees of Ernst & Young as independent auditors of the Company on customary terms. Shareholder ratification of the Company’s independent public accountants, including the authorization for the Board to enter into an agreement for their fees, is required under Israeli law.

      If the shareholders do not approve the selection of Ernst & Young, the Board of Directors will reconsider its selection. Representatives of Kost, Forer & Gabbay are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

Vote Required

      The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the Annual General Meeting in person or by proxy, entitled to vote and voting thereon at the Annual General Meeting is required for the ratification and approval of the appointment of Ernst & Young and the authorization of the Board to enter into an agreement with Ernst & Young with respect to its fees.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG INTERNATIONAL, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002, AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO ENTER INTO AN AGREEMENT TO PAY THE FEES OF THE INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Company’s Board is providing the following report in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

      The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

      The Audit Committee hereby reports as follows:

Composition. The Audit Committee of the Board is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which was filed last year as Appendix A to the Company’s proxy statement. The current members of the Audit Committee are Joseph Gleberman, Gil Shwed and Isabel Maxwell.

Responsibilities. The responsibilities of the Audit Committee include making such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, providing the Board with the results of its examinations and recommendations derived therefrom, outlining to the Board improvements made, or to be made, in internal accounting controls, nominating independent auditors, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. In addition, the Audit Committee is responsible for identifying flaws in the business management of the Company, in consultation with the Company’s internal auditor and the independent accountants, and proposing remedial measures to the Board. The Committee also reviews for approval actions or transactions that by Israeli law require audit committee approval.

Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that BackWeb’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

BackWeb’s independent accountants have also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence

Discussions with Audit Committees,” and the Audit Committee discussed with them the firm’s independence.

Summary. Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the consolidated financial statements and the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board, and it approved and ratified, the inclusion of the audited consolidated financial statements in BackWeb’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Joseph Gleberman
Gil Shwed
Isabel Maxwell

Audit and Related Fees

      Audit Fees. The aggregate fees billed by Ernst & Young for professional services for the audit of BackWeb’s annual consolidated financial statements for fiscal year 2001 and the review of the unaudited interim consolidated financial statements included in BackWeb’s Forms 10-Q for fiscal 2001 were $203,843 and for audit related fees were $142,843.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young to BackWeb for financial information systems design and implementation for fiscal 2001.

      All Other Fees. The aggregate fees billed to BackWeb for all other services rendered by Ernst & Young for fiscal 2001, including fees for statutorily required audits in certain locations outside the U.S. where BackWeb has operations, were $285,897

      The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young’s independence.

OTHER PROPOSED ACTION

      The Board is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the 2003 Annual General Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company at the Company’s principal executive offices in Israel or at the offices of the Company’s U.S. subsidiary not later than                               . Whether or not a proposal is intended to be included in the proxy statement, a proposal must be received by the Secretary of the Company no later than                               to be submitted timely for consideration at the 2003 Annual Meeting of Shareholders. In order to curtail controversy as to the date upon which such written notice is received by the Company or its U.S. subsidiary, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested, or a similar method which confirms the date of receipt.

FOR THE BOARD OF DIRECTORS,

Eli Barkat,
Chairman

Dated: June           , 2002

Ramat Gan, Israel

COMPARATIVE PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the Company’s Ordinary Shares with the cumulative total return on The Nasdaq 100, the Dow Jones Industrial and the Standard & Poor’s (“S&P”) 500. The period shown commences on June 11, 1999, the date that the Company’s Ordinary Shares were first traded in a public market. The graph assumes an investment of $100.00 on June 11, 1999. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Ordinary Shares.

	June 11,	December 31,	December 31,	December 31,
	1999	1999	2000	2001

BackWeb	$100.00	$351.00	$56.00	$1.35
S&P 500	100.00	118.49	107.51	84.24
Dow Jones Industrial	100.00	123.66	117.45	92.52
The Nasdaq Composite	100.00	187.09	111.89	74.95

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, this Comparative Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

BACKWEB TECHNOLOGIES LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS, JULY 17, 2002

P R O X Y / B A L L O T

THIS PROXY/BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BACKWEB TECHNOLOGIES LTD.

PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual General Meeting of Shareholders to be held July 17, 2002 and the proxy statement related thereto and appoints Eli Barkat and Christopher C. Marshall, jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of BackWeb Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual General Meeting of Shareholders of the Company to be held at 3 Abba Hillel Street, Ramat Gan, Israel on July 17, 2002 at 9:00 a.m., local time, and at any adjournment or postponement thereof, with the Company’s principal executive offices located at the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

VOTING BALLOT

This card also serves as a ballot for shareholders of BackWeb Technologies Ltd. who have addresses in Israel and who direct the Company to consider this card as a ballot (as described in the proxy statement) by checking the box below. If any such shareholder does not check the box this proxy/ballot will be treated as a proxy.

I direct the Company to treat this proxy/ballot as a ballot. I hereby vote my Ordinary Shares of BackWeb Technologies Ltd. as specified on the reverse side of this card.

SEE REVERSE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH HERE

         Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy/Ballot, when properly executed, will be voted as specified below. This Proxy/Ballot will be voted FOR Proposals No. 1, 2 and 3 if no specification is made.

WITHHOLD

		FOR	AUTHORITY

1.	ELECTION OF CLASS III DIRECTOR

Eli Barkat

		FOR	AGAINST	ABSTAIN

2.	APPROVE AND AUTHORIZE CHANGES TO SHARE CAPITAL OF

COMPANY IN CONNECTION WITH CONTEMPLATED DUAL LISTING OF COMPANY’S

ORDINARY SHARES ON TEL AVIV STOCK EXCHANGE

		FOR	AGAINST	ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Address Change Information:

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. By signing below, the undersigned confirms that he/she/it does not have a personal interest in the transaction described in Proposal Two, unless the box to the right is checked.

Signature:	Date:

Signature:	Date: